UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2017
_____________________
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

_____________________

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

1

TABLE OF CONTENTS
Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

1

Item 1.01.	Entry into a Material Definitive Agreement.
On May 16, 2017, Belden Inc., a Delaware corporation (the “Company”), and certain of its U.S. and non-U.S. subsidiaries entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Company, as the U.S. borrower, certain non-U.S. subsidiaries of the Company located in Canada, Germany and the Netherlands, as foreign borrowers, certain other U.S. and non-U.S. subsidiaries of the Company party thereto as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders. The Amended and Restated Credit Agreement amends and restates the Company’s prior credit agreement entered into on October 3, 2013 (the “Prior Credit Agreement”).
Pursuant to the Amended and Restated Credit Agreement the lenders will continue to provide to the Company and the foreign borrowers a $400.0 million multicurrency asset-based revolving credit facility upon the terms and conditions set forth in the Amended and Restated Credit Agreement (the “Credit Facility”).
The Amended and Restated Credit Agreement, among other things:

•	Extends the maturity date of the Credit Facility until May 16, 2022.

•
Removes the Company’s U.K. subsidiaries from the Credit Facility and releases the Company’s U.K. subsidiaries from their obligations under the Prior Credit Agreement. The Company’s U.K. subsidiaries are not party to the Amended and Restated Credit Agreement.

•	Increases the advance rates applicable to accounts receivable and inventory in the determination of amounts available to be drawn under the Credit Facility.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Amended and Restated Credit Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Amended and Restated Credit Agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. The schedules and exhibits to the Amended and Restated Credit Agreement are not included in Exhibit 10.1, but are available upon request to the Company’s Corporate Secretary.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Company entered into the Amended and Restated Credit Agreement, the terms of which are described in “Item 1.01 Entry into a Material Definitive Agreement,” which description is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit 10.1
Amended and Restated Credit Agreement, dated as of May 16, 2017, by and among Belden Inc., the foreign borrowers and other loan parties party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Citibank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Joint Bookrunners and Joint Lead Arrangers

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 22, 2017	By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General
Counsel and Corporate Secretary

3